Exhibit 99.1
BRC Inc. Reports Third Quarter 2025 Financial Results
Financial Highlights

•Net revenue increased 2.6% compared to Q3 2024, driven primarily by growth in Wholesale revenue.
•Packaged coffee distribution increased 9.1 percentage points to 54.1% All Commodity Volume ("ACV"), and Ready-to-Drink ("RTD") coffee increased 7.3 percentage points to 53.3% ACV in Q3 2025, compared to Q3 2024.
•Net loss was $1.2 million in Q3 2025, a decrease of $0.2 million compared to net loss of $1.4 million in Q3 2024. Adjusted EBITDA was $8.4 million, up $1.3 million from $7.1 million in Q3 2024.
•Full-year revenue, gross margin and adjusted EBITDA guidance updated within prior range.
SALT LAKE CITY, Utah – November 3, 2025 – BRC Inc. (NYSE: BRCC, the "Company" or "Black Rifle"), a Veteran-founded, mission-driven premium beverage company, today announced financial results for the third quarter of fiscal year 2025.

“Black Rifle’s third-quarter results highlight strong execution in a dynamic environment as we continue to grow distribution, strengthen retail partnerships, and expand our presence across channels,” said BRCC Chief Executive Officer Chris Mondzelewski. “We’ve delivered meaningful distribution growth in both packaged coffee and our Ready-to-Drink product lines this year, reinforcing the strength of our brand and positioning us well as we build a true multi-category beverage platform. Black Rifle is gaining share across every category where we compete, and we’re excited to continue reaching more consumers and accelerating growth into 2026. As we do, we remain deeply committed to advancing our mission to support the military, veteran, and first-responder communities from which we came.”

“Our results reflect solid operational and financial discipline that delivered meaningful improvement in underlying profitability compared to the first half of the year,” said BRCC Chief Financial Officer Matt Amigh. “Revenue growth outpaced the category, driven by continued execution of our land-and-expand strategy. We’re managing a challenging commodity environment with tight cost control, improved operating efficiency, and pricing actions that together are driving stronger margins. In July, we completed an equity offering that enabled us to fully retire the outstanding balance on our revolver and strengthen our liquidity position to support ongoing growth. I’m pleased with the progress we’ve made since I joined and look forward to driving continued financial and operational gains into next year.”

Third Quarter 2025 Financial Highlights (in millions, except % data)

	Third Quarter Comparisons
	2025	2024	$ Change	% Change
Net Revenue	$100.7	$98.2	$2.5	2.6%
Gross Profit	$37.1	$41.3	$(4.2)	(10.2)%
Gross Margin	36.9%	42.1%

Net Loss	$(1.2)	$(1.4)	$(0.2)
Adjusted EBITDA	$8.4	$7.1	$1.3	18.6%

Third Quarter 2025 Results
Net revenue for the third quarter of 2025 increased 2.6% to $100.7 million, compared to $98.2 million in the third quarter of 2024. Wholesale revenue grew 5.3% to $67.0 million in the third quarter of 2025, compared to $63.7 million in the third quarter of 2024. Growth in the Wholesale channel was primarily driven by distribution gains and increased sales volume at food and mass retailers and sales of Black Rifle Energy. These gains were partially offset by a $2.1 million net reduction in barter transaction revenue and lower closeout sales as the Company continued to reduce clearance activity.
Direct-to-Consumer ("DTC") revenue decreased 4.1% to $27.8 million in the third quarter of 2025, compared to $29.0 million in the third quarter of 2024. The decline was primarily driven by lower customer acquisition resulting from the Company's strategic reallocation of advertising spend to higher-return areas of the business. Revenue from Black Rifle Coffee shops ("Outposts") grew 6.0% to $5.8 million in the third quarter of 2025, compared to $5.5 million in the third quarter of 2024. The increase was driven by higher franchise fees and increased average order values at company-operated locations, supported by the promotion of add-on and bundled purchases through Outposts.

Gross profit decreased 10.2% to $37.1 million in the third quarter of 2025, compared to $41.3 million in the third quarter of 2024. Gross margin declined 520 basis points to 36.9% in the third quarter of 2025, down from 42.1% for the third quarter of 2024. The decrease was primarily driven by green coffee inflation and higher trade and slotting adjustments, partially offset by productivity gains and favorable sales mix.
Marketing expenses decreased 13.9% to $8.7 million in the third quarter of 2025, compared to $10.1 million in the third quarter of 2024. As a percentage of revenue, marketing expenses decreased 160 basis points to 8.6% in the third quarter of 2025, compared to 10.3% in the third quarter of 2024. The decline reflects reduced spending on non-working and lower-yield marketing activities as resources were redirected toward programs more directly tied to revenue growth.

Salaries, wages and benefits expenses decreased 13.0% to $14.4 million in the third quarter of 2025, compared to $16.5 million in the third quarter of 2024. As a percentage of revenue, salaries, wages and benefits expenses decreased 260 basis points to 14.3% in the third quarter of 2025 as compared to 16.9% in the third quarter of 2024. The decrease was primarily driven by lower compensation expense resulting from reduced headcount compared to the third quarter of 2024.
General and administrative ("G&A") expenses increased 5.1% to $12.9 million in the third quarter of 2025, compared to $12.3 million in the third quarter of 2024. As a percentage of revenue, G&A increased 30 basis points to 12.9% in the third quarter of 2025 as compared to 12.5% in the third quarter of 2024. The increase was primarily driven by costs related to the change in our third party logistics provider and an increase in depreciation expense as a result of a change in useful life of certain software during the second quarter of 2025, partially offset by lower general and administrative costs resulting from efficiencies gained in corporate infrastructure.
Net loss for the third quarter of 2025 was $1.2 million and Adjusted EBITDA was $8.4 million. This compares to net loss of $1.4 million and Adjusted EBITDA of $7.1 million for the third quarter of 2024.

Financial Outlook

The Company provides the following guidance based on current market conditions and expectations for revenue, gross margin, and adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure.

For full-year fiscal 2025, the Company provides the following updated guidance (in millions, except % data):

	FY2024	Prior FY2025 Guidance		Current FY2025 Guidance
	Actual	Low	High
Net Revenue(1)	$391.5	$395.0	$425.0	At least $395.0
Growth	(1)%	1%	9%	At least 1%
Gross Margin	41.2%	35%	37%	At least 35%

Adj. EBITDA	$37.1	$20.0	$30.0	At least $20.0
(1) A barter transaction favorably impacted Net Revenue in 2024 by $23.9 million, in addition to an increase to Net Revenue of $6.5 million as a result of the change in BRCC's Loyalty Program points policy in 2024.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliation, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss). See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.
Conference Call
A conference call to discuss the Company’s third quarter results is scheduled for November 4, 2025, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relation's page of the Company’s website at ir.blackriflecoffee.com. For those unable to attend the conference call, a replay will be available after the conclusion of the call through November 11, 2025. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13755738.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a Veteran-founded premium coffee company and lifestyle brand serving beverages to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.
Investor Contacts:

Matt McGinley: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

Forward-Looking Statements

This press release contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow, manage sustainable expansion, and retain key employees; failure to compete effectively with other producers, distributors and retailers of coffee and energy drinks; our limited operating history, which may hinder the successful execution of strategic initiatives and make it difficult to assess future risks and challenges; challenges in managing rapid growth, inventory needs, and relationships with key business partners; inability to raise additional capital necessary for business development; failure to achieve or sustain long-term profitability; inability to effectively manage debt obligations; failure to maximize the value of assets received through bartering transactions; negative publicity affecting our brand, reputation, or that of key employees; failure to uphold our position as a supportive member of the Veteran, military and first-responder communities, or other factors negatively affecting brand perception; inability to establish and maintain strong brand recognition through intellectual property or other means; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes, including due to shifts in demographic or health and wellness trends, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes; price changes that are insufficient to offset cost increases and maintain profitability or that result in sales volume declines associated with pricing elasticity; unsuccessful marketing campaigns that incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks associated with reliance on social media platforms, including dependence on third-party platforms for marketing and engagement; declining performance of the direct to consumer revenue channel; inability to effectively manage or scale distribution through Wholesale business partners, particularly key Wholesale partners; failure to manage supply chain operations effectively, including inaccurate forecasting of raw material and co-manufacturing requirements; loss of one or more co-manufacturers or production delays, quality issues, or labor-related disruptions affecting manufacturing output; supply chain disruptions or failures by third-party suppliers to deliver coffee, store supplies, RTD beverage ingredients, or merchandise, including disruptions caused by external factors; ongoing risks related to supply chain volatility and reliability, including tariffs, political and climate risks; fluctuations in the market for high-quality coffee beans and other key commodities; unpredictable changes in the cost and availability of real estate, labor, raw materials, equipment, transportation, or shipping; failure to successfully improve profitability of existing Black Rifle Coffee shops, including challenges or delays with the implementation of operational and strategic changes; risks related to long-term, non-cancelable lease obligations and other real estate-related concerns; inability of franchise partners to successfully operate and manage their franchise locations; failure to maintain high-quality customer experiences for retail partners and end users, including production defects or issues caused by co-manufacturers that negatively impact product quality and brand reputation; failure to comply with food safety regulations or maintain product quality standards; difficulties in successfully expanding into new domestic and international markets; failure to comply with federal, state, and local laws and regulations, or inability to prevail in civil litigation matters; risks related to potential unionization of employees; failure to execute our operational improvement plan to reduce costs and improve efficiency of certain company-wide functions; failure to protect against cybersecurity threats, software vulnerabilities, or hardware security risks; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company, and speak only as of the date hereof. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predictions of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue, net	$100,712	$98,204	$285,524	$285,613
Cost of goods sold	63,563	56,856	183,729	164,822
Gross profit	37,149	41,348	101,795	120,791
Operating expenses
Marketing and advertising	8,707	10,109	29,798	25,129
Salaries, wages and benefits	14,389	16,548	43,743	49,419
General and administrative	12,947	12,324	39,046	38,619
Other operating expense, net	588	1,261	6,746	1,584
Total operating expenses	36,631	40,242	119,333	114,751
Operating income (loss)	518	1,106	(17,538)	6,040
Non-operating expenses
Interest expense, net	(1,712)	(2,453)	(5,925)	(6,805)
Total non-operating expenses	(1,712)	(2,453)	(5,925)	(6,805)
Loss before income taxes	(1,194)	(1,347)	(23,463)	(765)
Income tax expense	44	50	132	151
Net loss	$(1,238)	$(1,397)	$(23,595)	$(916)
Less: Net loss attributable to non-controlling interest	(752)	(862)	(14,893)	(446)
Net loss attributable to BRC Inc.	$(486)	$(535)	$(8,702)	$(470)

Net loss per share attributable to Class A Common Stock
Basic and diluted	$0.00	$(0.01)	$(0.10)	$(0.01)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	107,994,798	72,154,931	88,625,749	68,904,034

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$9,482	$6,810
Accounts receivable, net	30,449	33,604
Inventories, net	53,021	42,647
Prepaid expenses and other current assets	11,349	12,410
Assets held for sale	4,294	—
Total current assets	108,595	95,471
Property, plant and equipment, net	46,582	59,204
Operating lease, right-of-use asset	23,356	26,703
Non-current prepaid marketing expenses	43,431	45,506
Identifiable intangibles, net	314	359
Other	123	139
Total assets	222,401	227,382
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$35,303	$38,817
Accrued liabilities	36,755	27,900
Deferred revenue and gift card liability	4,669	3,918
Current maturities of long-term debt	2,150	2,047
Current operating lease liability	2,462	2,523
Current maturities of finance lease obligations	4	13
Total current liabilities	81,343	75,218
Non-current liabilities:
Long-term debt, net	32,859	63,027
Finance lease obligations, net of current maturities	16	—
Operating lease liability	25,440	29,087
Other non-current liabilities	8,549	10,554
Total non-current liabilities	66,864	102,668
Total liabilities	148,207	177,886
Stockholders' equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued or outstanding as of both September 30, 2025 and December 31, 2024	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 114,593,285 and 78,286,909 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	11	8
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 133,889,692 and 134,536,464 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	13	13
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of both September 30, 2025 and December 31, 2024	—	—
Additional paid in capital	180,100	136,583
Accumulated deficit	(132,133)	(123,430)
Total BRC Inc.'s stockholders' equity	47,991	13,174
Non-controlling interests	26,203	36,322
Total stockholders' equity	74,194	49,496
Total liabilities and stockholders' equity	$222,401	$227,382

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net loss	$(23,595)	$(916)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,591	7,458
Equity-based compensation	7,685	7,862
Settlement of litigation by issuance of stock	2,367	—
Amortization of debt issuance costs	809	908
Loss on disposal of assets	1,396	1,236
Paid-in-kind interest	1,224	2,014
Other	83	30
Changes in operating assets and liabilities:
Accounts receivable, net	3,072	(3,960)
Inventories, net	(11,772)	(8,965)
Prepaid expenses and other assets	7,895	(2,289)
Accounts payable	(3,264)	(1,010)
Accrued liabilities	8,376	1,081
Deferred revenue and gift card liability	751	(6,161)
Operating lease liability	(3,708)	462
Other liabilities	(2,005)	11,395
Net cash provided by (used in) operating activities	(1,095)	9,145
Investing activities
Purchases of property, plant and equipment	(2,964)	(7,007)
Proceeds from sale of property and equipment	102	911
Net cash used in investing activities	(2,862)	(6,096)
Financing activities
Proceeds from issuance of long-term debt, net of discount	231,206	206,182
Debt issuance costs paid	(225)	(164)
Repayment of long-term debt	(262,032)	(214,751)
Financing lease obligations	7	(62)
Repayment of promissory note	(1,047)	(1,047)
Issuance of stock from the Employee Stock Purchase Plan	297	518
Proceeds received for issuance of common stock	1,000	—
Proceeds received for public offering, net of issuance costs	37,423	—
Proceeds from exercise of stock options	—	13
Net cash provided by (used in) financing activities	6,629	(9,311)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,672	(6,262)
Cash and cash equivalents, beginning of period	6,810	12,448
Restricted cash, beginning of period	—	1,465
Cash and cash equivalents, end of period	$9,482	$7,336
Restricted cash, end of period	$—	$315

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Non-cash operating activities
Derecognition of right-of-use operating lease assets	$(1,927)	$(5,363)
Recognition of revenue for inventory exchanged for prepaid advertising	$1,398	$15,220

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	$54	$530

Supplemental cash flow information
Cash paid for income taxes	$378	$385
Cash paid for interest	$3,991	$5,372

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Wholesale	$67,032	$63,655	$185,139	$177,844
DTC	27,842	29,044	83,203	91,628
Outpost	5,838	5,505	17,182	16,141
Total net sales	$100,712	$98,204	$285,524	$285,613

Key Operational Metrics
	September 30,
	2025	2024
FDM ACV %(1)	54.1%	45.0%
RTD ACV %(2)	53.3%	46.0%
DTC Subscribers	165,500	194,000
Outposts
Company-owned stores	17	18
Franchise stores	20	19
Total Outposts	37	37
(1)FDM ACV% calculated as the sum of ”Coffee” + “Espresso” categories within Nielsen. Nielsen Total US xAOC, 4-weeks ending 9/27/25.
(2)RTD ACV% calculated for the “RTD Coffee” category (Plus Monster-Java) for single-serve RTD coffee within Nielsen. Nielsen Total US xAOC + Conv, 4-weeks ending 9/27/25.

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA, and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies.

We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We define Adjusted EBITDA, as EBITDA adjusted for equity-based compensation, system implementation costs, write-off of site development costs, non-routine legal expenses, transaction expenses, and restructuring fees and related costs. Investors should note that, beginning with results for the quarter ended March 31, 2025, we have modified the presentation of Adjusted EBITDA to no longer exclude RTD transformation costs and executive recruiting. To conform to the current period's presentation, we have excluded RTD transformation costs and executive recruiting when presenting Adjusted EBITDA for the three and nine months ended September 30, 2024. This change did not decrease Adjusted EBITDA for the three months ended September 30, 2024, but did decrease Adjusted EBITDA by $2.5 million for the nine months ended September 30, 2024.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based compensation and other amounts not directly attributable to our primary operations, such as system implementation costs, write-off of site development costs, non-routing legal expense, and restructuring fees and related costs. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(1,238)	(1,397)	$(23,595)	(916)
Interest expense	1,712	2,453	5,925	6,805
Tax expense	44	50	132	151
Depreciation and amortization	3,055	2,661	9,591	7,458
EBITDA	$3,573	$3,767	$(7,947)	$13,498
Equity-based compensation(1)	2,354	2,605	7,685	7,862
System implementation costs(2)	—	—	—	520
Write-off of site development costs(3)	735	441	1,546	2,663
Non-routine legal expense(4)	(471)	291	6,039	2,335
Transaction expenses(5)	741	—	741	—
Restructuring fees and related costs(6)	1,490	—	3,639	266
Adjusted EBITDA	$8,422	$7,104	$11,703	$27,144

(1)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, and consultants.
(2)Represents non-capitalizable costs (e.g. pre-implementation discovery, training, and post-implementation monitoring) associated with the implementation of our enterprise resource planning ("ERP") system and e-commerce platform. For the nine months ended September 30, 2024, $0.3 million of costs were related to our ERP system implementation and $0.2 million were related to our e-commerce platform implementation.
(3)Represents the write-off of development costs for discontinued retail locations.
(4)Represents legal costs and fees incurred as well as the proposed settlement of non-routine litigation related to the exercise of warrants issued in connection with our business combination, net of insurance recoveries. The actual amount of any settlement, or damages from such litigation if a settlement is not reached, may be materially different. For more information about our pending litigation matters see our Annual Report on Form 10-K and the other filings we make with the SEC.
(5)Represents costs incurred in connection with proposed capital markets transactions that were not completed.
(6)Represents costs incurred related to restructuring. Costs incurred during 2025 were part of our Operational Improvement Plan and include $0.8 million and $2.9 million of severance for the three and nine months ended September 30, 2025, respectively, and $0.7 million of costs for both periods related to the relocation of inventory following a change in third-party logistics provider and to the relocation of our headquarters. For the nine months ended September 30, 2024, $0.3 million of costs were related to severance.